                                                    EXHIBIT 10(b)



                    SECURED PROMISSORY NOTE



FOR VALUE RECEIVED, the undersigned, Thomas F. Karam ("Maker") promises to pay to the order of Southern Union Company, a Dela-ware corporation ("Payee"), at 504 Lavaca, Suite 800, Austin, Texas 78701, the sum of Four Million Dollars ($4,000,000.00) in lawful money of the United States of America, together with interest from the date of this Note on the principal amount from time to time remaining unpaid, at the rate per annum described below.

So long as no event of default hereunder has occurred, this Note shall bear interest at the rate of seven percent (7%) per annum. From and after the occurrence of any event of default hereunder, the unpaid principal balance of this note shall bear interest at a rate equal to the lesser of (a) the maximum rate permitted by Texas law or (b) the prime lending rate of Chase Texas National Bank, N.A., plus two percent per annum.

This note shall be paid in ten (10) annual installments. The first nine installments will be in the amount of Five Hundred Sixty-Nine Thousand Five Hundred Ten Dollars ($569,510.00) each commencing on December 20, 2000, and on December 20 of the next nine years thereafter. The outstanding principal balance and any accrued but unpaid interest owing hereunder shall be due and payable on December 20, 2009. Maker may at any time prepay, in whole in part, and without any premium or penalty therefore, the principal amount of this Note then remaining unpaid, together with all accrued interest payable on the Note, and interest shall cease to run from the date of payment of such part on all of the principal amount of this Note as shall be so prepaid.

Any such prepayment under this Note shall be applied first to accrued interest and the balance to principal, but no part prepayment shall delay or otherwise affect the maturity date of this Note with respect to the unpaid balance thereof.

Payment of this Note is secured by a certain security agreement of even date herewith between Maker and Payee.

If this Note is not paid at maturity, and after maturity this
Note is placed in the hands of an attorney for collection, or if any amounts owed under this Note are collected through any legal proceedings, including but not limited to probate, insolvency, or bankruptcy proceedings, or if suit is brought on the same, Maker agrees to pay a reasonable amount as attorney's fees and expenses of collection.

In the event of a default in Maker's performance of this Note, the above described security agreement or any other agreement securing payment hereof, and if Maker shall not have cured such default within ten (10) days after Maker shall have received from Payee written notice of such Payee's intent to accelerate the maturity of this Note, then Payee may, without further demand, notice or presentment, all of which are hereby severally waived by Maker, and waived by any and all sureties, guarantors, and endorsers of this Note, may accelerate the maturity of this Note, upon which the entire unpaid balance of the principal of this Note, together with all accrued but unpaid interest on the Note, shall be at once due and payable.

As used in this Note, the term "Maker" shall be deemed to include
Thomas F. Karam and his heirs, personal representatives, succes-sors or assigns. The term "Payee" shall be deemed to include
Southern Union Company and its successors and assigns.

Executed this 20th day of December, 1999.


                                THOMAS F. KARAM
                                ---------------
                                Thomas F. Karam, an individual

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                        SECURITY AGREEMENT



THIS AGREEMENT is made as of the 20th day of December, 1999, by and between SOUTHERN UNION COMPANY, a Delaware corporation
("Secured Party") and THOMAS F. KARAM ("Debtor").

WHEREAS, Debtor is indebted to Secured Party pursuant to a certain promissory note of even date herewith in the principal amount of Four Million Dollars ($4,000,000.00) (the "Note") executed by Debtor and payable to the order of Secured Party; and

WHEREAS, Debtor desires to secure the prompt payment and performance of the Note by executing this Agreement in favor of Secured Party.

NOW, THEREFORE, in consideration of the extension of credit described above and the mutual covenants contained herein, the parties agree as follows:

1.  Defined Terms.  The following terms will have the meanings
    -------------
    indicated below:

    1.1 "Collateral" shall mean the Stock Options, and any proceeds or products thereof, including stock and cash or stock dividends.

    1.2 "Default" shall mean Debtor's breach of any covenant contained herein or in the Note, or any renewal, modification, extension or amendment thereof.

    1.3 "Stock Options" shall mean all options, warrants, rights under any shareholders' rights agreements, or any other rights whatsoever to acquire the common stock of Southern Union Company, whether now owned or hereafter acquired by Debtor.

2.  Grant of Security Interest.  As security for the prompt per-
    --------------------------
    formance and payment of the Note, together with all accrued interest thereon and all renewals, extensions, modifications, amendments and increases thereof (all of the foregoing is referred to herein as the "Secured Indebtedness"), Debtor hereby pledges and grants to Secured Party a security Interest in and to the Collateral. Upon Secured Party's request, Debtor shall deliver to Secured Party all certifi-cates evidencing Debtor's ownership of the Pledged Stock, along with duly executed assignments separate from certifi-cate for such stock certificates.

    2.1  Voting Rights.  Prior to the occurrence of a Default,
         -------------
         Debtor will retain all voting rights with respect to the Collateral. Immediately and without further notice, on and after any Default, Secured Party shall have the right to exercise all voting rights, all other corporate shareholder's rights with respect to the Collateral as if Secured Party were the absolute owner thereof.

    2.2  Dividends.  Unless a Default has occurred and is
         ---------
         continuing, Debtor shall be entitled to receive for his own use all cash dividends paid on the Pledged Stock.
         On the occurrence of a Default hereunder, Secured Party may require that any such cash dividends be delivered to Secured Party as additional security hereunder or applied toward satisfaction of the Secured Indebtedness.

    2.3  Sale of Collateral.  On the occurrence of a Default,
         ------------------
         Secured Party may, without demand of performance or other demand, advertisement, or notice of any kind to Debtor or to any other person, forthwith foreclose on the Collateral or any part thereof by self-help repossession or by any other method permitted by the Uniform Commercial Code or otherwise, and sell or otherwise dispose of an deliver the Collateral or any part thereof, in one or more parcels, at public or private sale or sales, at such prices and on such terms as Secured party deems acceptable, with the right to Secured Party or any other party to purchase all or any part of the Collateral free of any right or equity of redemption in Debtor, which right or equity is hereby expressly waived and released.

    2.4  Application of Proceeds of Sale.  In the event of any
         -------------------------------
         sale or disposition pursuant to Section 2.3 above, the proceeds of such sale or disposition shall be applied as follows: (i) first, to the costs and expenses of retaking, preparation for sale and sale of the Collateral, including Secured Party's legal expenses;
         (ii) second, to satisfaction of the Secured Indebted-ness; (iii) third, to the payment of any other amounts required or permitted to be paid under Section 9-504 of the Uniform Commercial Code; and (iv) fourth, to Debtor to the extend of any surplus proceeds.

    2.5  Notice of Sale.  Secured Party will give Debtor at least
         --------------
         ten (10) days' prior notice of the time and place of any public sale or of the time after which a private sale may take place, which notice Debtor hereby agrees is reasonable.

    2.6  Deficiency.  In the event the Secured Indebtedness is no
         ----------
         completely satisfied from the proceeds of sale or dispo-sition, Debtor shall remain liable for such deficiency.

3.  Debtor's Representations and Warranties.  Debtor represents
    ---------------------------------------
    and warrants that the Collateral is owned by Debtor free of any pledge, mortgage, hypothecation, lien, charge, emcum-brance or security interest other than the Security Interest granted herein.

4.  Negative Covenants.  During the term of this Agreement,
    ------------------
    Debtor will not sell, convey, or otherwise dispose of any of the Collateral, nor will Debtor create, incur or permit to exist any pledge, mortgage, lien, charge, encumbrance or any security interest whatsoever in or with respect to any of the Collateral, other than the Security Interest granted hereby.

5.  Notices.  All notices permitted or required under this
    -------
    Agreement shall be delivered to the parties at the following addresses:

    Debtor                         Thomas F. Karam
                                   -----------------------------
                                   -----------------------------
                                   -----------------------------


    Secured Party                  Southern Union Company
                                   504 Lavaca, Suite 800
                                   Austin, TX  78701
                                   Attention:  Peter H. Kelley

    Any such notice shall be deemed to have been given on the earlier of actual receipt or the date two business days after deposited in the U.S. Mail, postage prepaid, at the address set forth above, or at such other address as the recipient shall have designated in writing.

6.  Controlling Law.  This Agreement shall be governed by the
    ---------------
    internal laws of the State of Texas without regard to principles of conflicts of laws.



IN WITNESS WHEREOF, the parties have duly executed this Agreement effective as of the date set forth above.



                                  THOMAS F. KARAM
                                  ------------------------------
                                  Thomas F. Karam, an individual


                                  SOUTHERN UNION COMPANY

                                  By:  PETER H. KELLEY
                                      ---------------------------
                                       Peter H. Kelley, President

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                   FINANCIAL DATA SCHEDULE